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                                                                   EXHIBIT 10.18
                                                                   [SPRINT LOGO]

                        SPRINT NETWORK ACCESS POINT (NAP)
                              TERMS AND CONDITIONS

The following terms and conditions govern Sprint's provision of network connectivity Products and Services ("Products and Services") to CRL NETWORK SERVICES ("Customer"). Products and Services include equipment, facilities, programming or software provided by Sprint, but do not include certain third party access lines which may be utilized with the Products and Services. If Products and Services are or become subject to a tariff filed with the Federal Communications Commission or any other regulatory institution ("Tariff"), the terms and conditions of such Tariff, including rates, shall govern Customer's use of the Products and Services.

Sprint will provide a Type 1 connection to Sprint's Network Access Point ("NAP") in conjunction with NSF Cooperative Agreement No. NCR-9321072. See Attachment A for definitions of Sprint NAP Access Types.

To be eligible for connection to the Sprint NAP, the Customer must have the following:

    - at least one bilateral peering (routing) agreement with another ISP/NSP currently peering at the NAP

    -  24 x 7 network operations center

    - the capability to dispatch a customer provided technician to install or replace failed components

    - a WAN connection into the NAP with an aggregate bandwidth no less than 45 Mbps (DS3)

1.  TERM

The initial one year term ("Initial Term") for Products and Services shall begin on the first day of the month following the date of Sprint's notice of service availability. Upon expiration, the Initial Term shall be automatically extended for successive one (1) year periods ("Term"), unless thirty (30) days prior to the end of the Initial Term or each such extension, either (a) Customer or Sprint provides written notice to the other that it does not want such extension, or (b) Customer executes a new Agreement for Products and Services with a term longer than one (1) year.

2.  RATES

Rates for Products and Services provided hereunder are set forth in Attachment
B. Rates are fixed for 90 days after the first day of the Initial Term. Thereafter Sprint will provide sixty (60) days advance written notice of increased rates. In the event of such changes to rates, Customer may terminate the Agreement without termination liability by providing written notice to Sprint no later than thirty (30) days prior to the effective date of such change. Otherwise, Customer will be billed according to the new rates beginning on the effective date of such new rates.

3.  PAYMENT

Customer agrees to pay all charges incurred beginning on the date of service availability. Recurring charges shall be invoiced monthly in advance and payment in U.S. currency shall be due upon receipt. Interest charges of 1-3/4 percent per month or the highest rate permitted by law, whichever is less, will accrue daily on all amounts not paid within thirty (30) days of the date of the invoice. Customer will pay all sales and use taxes, as well as duties or levies, on Products and Services. The Agreement is subject to Sprint's policies and procedures.





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SPRINT COMMUNICATIONS COMPANY                                                  1
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Version Dated 5/16/97                                              [SPRINT LOGO]

4.    TERMINATION

To terminate Products and Services, Customer must provide Sprint with thirty
(30) days prior written notice. In the event of early termination of any Agreement, Customer will pay a lump sum Termination Charge equal to: (a) one hundred percent (100%) of the monthly price for each Product and Service terminated multiplied by the number of months remaining in the Term. In addition to this Termination Charge, Customer shall pay a pro-rata amount of any waived installation charges based on the number of months remaining in the Initial Term. Customer will not be liable for the Termination Charge if another Sprint product and service of the same or greater monthly price with a term no less than the remaining months in the Term is ordered at the same time as the notice of termination is received.

5.    RIGHTS AND OBLIGATIONS OF CUSTOMER

A. Customer shall: (i) at its own expense provide all necessary preparations required to comply with Sprint's installation and maintenance specifications,
(ii) be responsible for the costs of relocation of Products and Services once installed, and (iii) provide to Sprint and to suppliers of communications lines reasonable access to Customer's premises to perform any acts required by the Agreement. The Customer shall conform to the Sprint's requirements set forth in Attachment C (Collocated Equipment).

B. Customer shall properly use equipment provided by Sprint and shall surrender such equipment to Sprint upon expiration or termination of the Agreement. Customer shall be liable for any and all damages to Products and Services located on Customer's premises excluding reasonable wear and tear, and damages caused by Sprint.

C. Customer shall not nor shall it permit or assist others to: (i) use Products and Services for any purpose other than that for which they are intended, (ii) fail to maintain a suitable environment as specified by Sprint, or (iii) alter, tamper with, adjust or repair the Products and Services. Upon the occurrence of any of the above, Sprint shall be completely released from any liability or obligation (including any warranty or indemnity obligation) to Customer relative to the Products and Services; and Customer shall be liable to Sprint for costs or damages incurred by Sprint resulting therefrom.

D. Customer shall not nor shall it permit or assist others to abuse or fraudulently use Products and Services, including but not limited to the following:

          1. Obtaining or attempting to obtain service by any means or device with intent to avoid payment; or

          2. Unauthorized access, alteration, destruction, or any attempt thereof, of any information of another Sprint customer by any means or device; or

          3. Using Products and Services in violation of the law or in aid of any unlawful act; or

          4. Using Products and Services so as to interfere with the use of the Sprint network by other customers or authorized users or in a manner which, in the sole opinion of Sprint, is not in accordance with generally accepted standards of Internet access and use; or

          5. Resell or redistribute any portion of the IP address space associated with the NAP.

Upon the occurrence of any of the above, Sprint may suspend its performance and/or terminate the Agreement with no further obligation to Customer.

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Sprint Communications Company                                                  2

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Version Dated 5/16/97                                              [SPRINT LOGO]

6.   EQUIPMENT OR SOFTWARE NOT PROVIDED BY SPRINT

A. Sprint shall not be responsible for the installation, operation, or maintenance of equipment or software not provided by Sprint; nor shall Sprint be responsible for the transmission or reception of information by such equipment or software.

B. Customer shall be responsible for the selection, use and compatibility of equipment or software not provided by Sprint. In the event that such equipment or software impairs Customer's use of the Products and Services, Customer shall nonetheless be liable for payment for Products and Services. Upon notice from Sprint that the equipment or software not provided by Sprint is causing or is likely to cause hazard, interference, or service obstruction Customer shall eliminate such hazard, interference, or service obstruction. Sprint reserves the right to disconnect the Products and Services until such hazard, interference, or service obstruction is corrected. If requested by Customer, Sprint may, at its then-current rates, troubleshoot difficulties caused by equipment or software not provided by Sprint.

C. Sprint shall not be responsible if any changes in Products and Services cause equipment or software not provided by Sprint to become obsolete, require modification or alteration, or otherwise affect performance of such equipment or software.

D. If Customer provides its own router to interface with the Products and Services, then (i) Customer is fully responsible for the installation, maintenance, and configuration of such Customer-provided router; (ii) Sprint must approve in advance the make, model and/or software revision of a Customer provided router and any supporting equipment; and (iii) Sprint shall have the right, in cooperation with Customer, to set the initial software configuration for the router's interface into the Products and Services.

7.   RIGHTS AND OBLIGATIONS OF SPRINT

A. Sprint shall install, operate and maintain the Products and Services as required herein.

B. Sprint warrants that Products and Services will be in good working order and will conform to the Sprint's Specifications set forth in Attachment C (Collocated Equipment). Customer's sole remedy for performance or non-performance of Products and Services shall be repair or replacement of the Products and Services.

THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

C. In no event shall Sprint be liable, either in contract or in tort, for protection from unauthorized access of Customer's transmission facilities or Customer premise equipment; or for unauthorized access to or alteration, theft, or destruction of Customer's data files, programs, procedure, or information through accident, fraudulent means or devices, or any other method, even if Sprint has assisted Customer with access management functionality including, but not limited to, access lists and firewalls.

D. Except to the extent caused by the negligence of Sprint, Sprint shall not be liable for claims or damages resulting from or caused by: (i) Customer's fault, negligence or failure to perform Customer's responsibilities; (ii) claims against Customer by any other party (except for claims of copyright or patent infringement as specified herein); (iii) any act or omission of any other party; or (iv) equipment or services furnished by a third party.

E. For any claim arising under or related to this Agreement, Customer's damages, if any, shall be limited to those actually proven as directly attributable to Sprint, subject to the following limitation: Sprint will not be liable under any circumstances for any lost profits or other consequential damages.
________________________________________________________________________________

Sprint Communications Company                                                  3

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                                                                 [Sprint Logo]

even if Sprint has been advised of the possibility of such damages. Sprint's liability for damages to Customer for any cause whatsoever, regardless of the form of action, and whether in contract or in tort, including negligence, shall be limited to the lesser of $100,000 or the monthly charges paid for the affected Products and Services during the preceding twelve (12) months.

F. Upon default by Customer, Sprint may terminate and retake possession of Products and Services (before, during, or after other actions to recover sums hereunder), in which case Customer shall provide Sprint full and free access to Products and Services for this purpose. Sprint's actions above shall not waive Customer's obligation to pay for all charges due Sprint hereunder as well as any other damages Sprint may have sustained because of Customer's default.

"Default" shall mean where Customer becomes subject of a voluntary or involuntary bankruptcy, insolvency, reorganization or liquidation proceeding; makes an assignment for the benefit of creditors, admits in writing its inability to pay debts when due; or fails within fourteen (14) days after written notice to remedy any breach of these terms and conditions.

8.   PROPRIETY RIGHTS AND INFORMATION PROTECTION

A. Sprint grants to Customer a non-exclusive and non-transferable license to use programming or software which may be provided with or included in the Products and Services for the sole purpose of enabling Customer to use such Products and Services.

B. Title and property rights to Products and Services are and shall remain with Sprint, whether or not embedded in or attached to realty.

C. Customer recognizes that Products and Services provided hereunder constitute valuable trade secrets of Sprint or its suppliers. Customer shall protect and keep confidential any programming and software used by Customer which is provided with or included in the Products and Services, and shall make no attempt to examine, copy, alter, reverse engineer, tamper with, or otherwise misuse such programming and software.

D. Information that is identified as proprietary to either party which is delivered or disclosed to the other party shall, for a period ending one (1) year from the expiration or termination date of the Agreement, (i) be held in confidence by the receiving party; (ii) be disclosed only to those employees or authorized representatives on a need-to-know basis, and (iii) be used only in fulfillment of the receiving party's obligations under the Agreement. Neither party shall be liable for the disclosure or use of such data or proprietary information which: (a) is, or becomes, publicly known, other than by breach of this Agreement; (b) is obtained by the receiving party from a third party without restriction; (c) is previously known by the receiving party; (d) is, at any time, developed by the receiving party completely independent of any disclosures hereunder; or (e) is required to be released by law.

9.   INDEMNITIES

A. If promptly notified of any action brought against Customer based on a claim that Sprint provided Products and Services used by Customer infringe a United States patent or copyright, Sprint will defend such action at its expense and will pay any and all fees, costs, or damages that may be finally awarded in such action or resulting settlement. In the event that a final injunction is obtained against Customer prohibiting use of Products and Services by reason of infringement of a United States patent or copyright, Sprint will at its option either:

     1. At its expense, procure the right for Customer to continue using the Products and Services; or

     2. Procure the alternative Products and Services which furnish equivalent functionality; or

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Sprint Communications Company                                                  4

VERSION DATED 5/16/97                                             [SPRINT LOGO]

      3. Direct Customer to return such Products and Services to Sprint.
         The agreement relating to such returned Products and Services shall terminate.

B. Sprint will be indemnified and saved harmless by customer from and against all loss, liability, damage and expense, including reasonable counsel fees, caused by:

      1. Negligent acts or omissions of officers, employees, agents, or contractors of Customer which arise out of or are caused by the construction, installation, maintenance, presence, use or removal of equipment or software not provided by Sprint which are connected or are to be connected to the Products and Services; and which result in claims and demands for damages to property or for injury or death to persons, including payments made under any Worker's Compensation Law or under any plan for employee's disability or death benefits;

      2. Any claims arising from information, data, or messages transmitted over the network by Customer including, but not limited to, claims for libel, slander, invasion of privacy, infringement of copyright, and invasion and/or alteration of private records or data; and

      3. Claims for infringement of patents arising from the use of equipment and software nor provided by Sprint in connection with Products and Services.

10   GENERAL

A. Customer shall not assign or transfer the Agreement without the prior written consent of sprint. Sprint may, however, assign the Agreement to its parent company or an affiliate with thirty (30) days notice.

B. Sprint will not be responsible for performance of its obligations hereunder where delayed or hindered by war, riots, embargoes, strikes (whether of Sprint or others), casualties, accidents, or other concurrences beyond Sprint's control. Sprint shall notify Customer in the event of any of the foregoing occurrences. Should such occurrence continue for more than sixty (60) days, Sprint or Customer may cancel the affected Products and Services with no further liability.

C. The provision of Products and Services hereunder is subject to Sprint's continuing approval of Customer's credit-worthiness. Customer shall furnish financial information as Sprint may from time to time reasonably request to determine Customer's credit-worthiness.

D. Any disputes or claims arising out of or related to the Agreement shall be brought within one (1) year of the occurrence.

E. These terms and conditions may not be modified except by written amendment by the parties. No agent, employee, or representative of Sprint or Customer has authority to bind the parties to any representation or warranty unless such is specifically included in these terms and conditions, the Agreement, or written amendments thereto.

F. Notice to the parties of disputes arising under the Agreement shall be sent by registered mail to the parties to the address shown on the most recent Agreement. All other notices may be sent by regular mail.




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Sprint Communications Company                                                 5

                                                                  [SPRINT LOGO]


Notice to Sprint shall be to:

            Sprint
            13221 Woodland Park Road
            Hendon, VA 20171
            Attn: Elaine Sario, VAHRN A0602

G. The parties shall attempt to resolve all disputes arising out of or related to this Agreement through good faith negotiations. In the event that the parties cannot reach an agreement, any dispute arising out of or relating to this Agreement will be finally settled by arbitration in accordance with the rules of the American Arbitration Association. The arbitration will be governed by the United States Arbitration Act. 9 U.S.C. Sec. 1, et seq., and judgment upon the award rendered by the arbitrator(s) may be entered by any court with jurisdiction. The arbitration will be held in the Kansas City, MO metropolitan area.

H. The Agreement including these terms and conditions, shall be executed and enforced in accordance with and the validity and performance hereof shall be governed by, the laws of the state of Kansas.


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Before signing the agreement, please provide the following information:

1.  Type of connection you are requesting (i.e. Type 1, Type 2, or Cisco 7507):
    Type 1

2.  Service Type you are requesting (ATM or Non ATM) Non ATM

3.  Quantity:  1

4.  Check one:  Circuit to be provided by Sprint __
    Circuit to be provided by other carrier [X]

5.    Tax Exempt:  Yes ___    No  [X] (If yes, please provide evidence such as
      state tax exemption certificate or you will be charged the appropriate state tax.)

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IN WITNESS WHEREOF, the parties hereto, each by a duly authorized officer, have caused this Agreement to be executed as of the last date written below.


CUSTOMER:                                 SPRINT COMMUNICATIONS COMPANY
                                          LIMITED PARTNERSHIP:

/s/ PHILIP BURKHART                       /s/ FLORENCE GAIL MOORE
----------------------------              ---------------------------------
Customer Signature                        Sprint Signature


/s/ PHILIP BURKHART                       /s/ FLORENCE GAIL MOORE
----------------------------              ---------------------------------
Customer Printed Name                     Sprint Printed Name


CRL NETWORK SERVICES                      SENIOR CONTRACT ADMINISTRATOR
----------------------------              ---------------------------------
Company Name                              Sprint Title


11/11/97                                  1/6/98
----------------------------              ---------------------------------
Date                                      Date

This agreement may be mailed to the address above or faxed to Elaine Sario at 703-904-2588


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Sprint Communications Company                                               6

                                                                   [Sprint LOGO]



                                  ATTACHMENT A
                            SPRINT NAP ACCESS TYPES

To promote a variety of access methods Sprint has established two options for customer connectivity to the NAP. These are outlined below.

Type I

The NSP terminates a DS3 or OC-3 circuit to an NSP-provided router collocated at the Sprint NAP. This connection type allows the placement of a customer-owned router at the NAP with direct attachment to FDDI ports on the NAP. The IXC service provider is of the NSP's selection. The minimum transmission rate is DS3.

Customer must provide the DS3 CSU/DSU and router HSSI cable. Sprint will provide the FDDI multimode fiber cabling to connect the customer's router to the NAP.




                         [Collocated Equipment Diagram]








                       Figure 1. Type I NAP Access Method



Note: For reasons of space planning and configuration control, each collocated router is permitted to terminate a maximum of three (3) DS3s or one (1) OC-3 circuit from the NSP's backbone.


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                                                                               7

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Version Dated 5/16/97                                              [SPRINT LOGO]

TYPE II
-------

The NSP-provided router terminates an ATM network DS3 or OC-3 circuit using Sprint's ATM User-to-Network Interface (UNI) at the Sprint NAP. This connection type allows the placement of a customer-owned router at the NAP with direct attachment to FDDI ports on the NAP. The minimum transmission rate is DS3.

Sprint will provide the FDDI multimode fiber cabling to connect the customer's router to the NAP.

                                   [GRAPHIC]

                      FIGURE 2. TYPE II NAP ACCESS METHOD

Note: For reasons of space planning and configuration control, each collocated router is permitted to terminate a maximum of three (3) DS3s or one (1) OC-3 circuit from the NSP's backbone.


















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Sprint Communications Company                                                  8

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                                                                   [SPRINT LOGO]


                                  ATTACHMENT B
                         PRODUCTS, SERVICES AND PRICES

Except where designated, all charges below are monthly fees. The physical connection can be provided by Sprint or another carrier.

             SPRINT NAP COLLOCATION AND CONNECTION PRICING SCHEDULE

                             -------------------------------------------------------------------------------
                                    (1)DS-3            (2)DS-3s            (3)DS-3s             (1)DC-3c
------------------------------------------------------------------------------------------------------------
Connection     Service Type     Sprint   Other      Sprint   Other      Sprint   Other      Sprint    Other
   Type                         Access   Access     Access   Access     Access   Access     Access    Access
------------------------------------------------------------------------------------------------------------
  Type-I         Non-ATM
------------------------------------------------------------------------------------------------------------
  Type-II          ATM          [**]
------------------------------------------------------------------------------------------------------------
Cisco 7507          --
------------------------------------------------------------------------------------------------------------


NOTES:

1. Customers will be limited to a Cisco 7505, 7507, or other router with similar I/O slot capacity.

2. Customers will be limited to a maximum of three (3) DS-3s or one (1) OC-3c circuit per router.

3. Monthly recurring cost includes Central Office Connection (COC) fee and applies to all carrier provided access.

4. Customers will incur a non-recurring installation charge of $5,000 per router.

5. Customers may collocate as many routers as needed, but will be charged a monthly NAP collocation and connection fee for each based on the router model and the quantity of circuits it terminates.

6. Customers who wish to add circuits to an existing router must agree to these new NAP Terms and Conditions.


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Sprint Communications Company
                                                                               9

-----------
[**] Pursuant to a request for confidential information, price in this document has been omitted and separately filed with the Securities and Exchange Commission.

                                                                   [SPRINT LOGO]


                                  ATTACHMENT C
                            NAP COLLOCATED EQUIPMENT


1. INSTALLATION SPECIFICATIONS

The Customer is responsible for installing and maintaining their equipment at the Sprint NAP in accordance with the following specifications:

        - Equipment must be UL approved
        - Equipment must support 120Vac power (see note)
        - Rackmount shelves must have rack-mount ears for flush mounting to rack standoffs
        - Rackmount shelves must have manufacturer-supplied cable management brackets
        - Rackmount shelf width must be no more than 17.72 inches
        - No open shelf slots are permitted (e.g., vacant slots must be covered)

Note: Redundant 48Vdc power is available for Cisco 7507 or similar sized router. Consult with Spring NAP Engineering for details.

In addition, the Customer is responsible for ensuring that the standards by which the equipment is installed are consistent with industry standards and practices.

2. FACILITY ACCESS

The Customer will be granted access into the Sprint NAP facility during normal business hours. Access for emergency repairs only on a 24 x 7 basis is also available. In both cases, prior arrangements must be made by contacting NAP Engineering. NAP Engineering will coordinate customer technician access into the Sprint facility. Sprint will endeavor to accommodate requests for after hours or weekend upgrades to existing equipment. No installation, maintenance or non-emergency repair of equipment after hours or on weekends/holidays will be allowed without prior arrangements having been made. Installation of new equipment requires a minimum of two (2) business days confirmed advance notice.

3. SPECIFICATIONS OF CUSTOMER COLLOCATED EQUIPMENT

The customer is required to submit his desired equipment configuration to the NAP Engineering and receive approval before collocation can proceed. Equipment specifications such as rackmount shelf dimensions, power requirements, heat dissipation and other pertinent information are required by NAP Engineering so as to determine customer equipment rack mounting configuration and bay mounting assignments. NAP Engineering will provide customer with an installation specification document prior to the scheduled installation date at the NAP.

4. RACK MOUNTING

Sprint will provide standard open 19-inch relay racks. EIA-drilled, with 5-inch rack standoffs. Shelf dimensions must not exceed 17.72" in width. Sprint will provide UPS-protected 120Vac power for the customer's equipment.






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Sprint Communications Company                                                10

                                                                   [SPRINT LOGO]



5.  MANAGEMENT PORT ACCESS

    If the Customer requires out-of-band dialup access to their equipment, they will need to supply the necessary equipment and order the necessary business lines from the Bell Atlantic Business Office. The Customer will be responsible for all expenses associated with the use of the business lines. The customer must obtain a bay assignment from NAP Engineering before the order can be placed with Bell Atlantic.

    For other remote management requirements, such as private network links, Spring will cooperate with the Customer. All costs will be born by the Customer. The installed equipment will need to meet the same requirements as those set out here for similar equipment.


6.  IP ADDRESS ASSIGNMENT

    The customer shall receive his IP address assignment(s) from Sprint. Any address(es) provided by Sprint shall remain the property of Sprint and must be relinquished upon customer disconnect of NAP services. Sprint shall also assign with each customer's NAP IP address a DNS name from the SPRINTNAP.NET domain.


7.  SECURITY

    While Sprint makes no requirements in the area of security management for NAP clients, it recommends that the Customer develop a policy that addresses the traditional information system security issues of acceptable use, accountability, and incident handling and recovery for their equipment.


















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Sprint Communications Company                                                11